EXECUTION COPY


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                              CEH PLEDGE AGREEMENT

                                       By


                           CROWN EUROPEAN HOLDINGS SA

                                   as Pledgor

                                       and

                        CITICORP TRUSTEE COMPANY LIMITED,

                            as Euro Collateral Agent

                             ______________________

                          Dated as of February 26, 2003



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                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----

SECTION 1.    Pledge.........................................................4
SECTION 2.    Delivery of the Collateral.....................................5
SECTION 3.    Representations, Warranties and Covenants......................6
SECTION 4.    Registration in Nominee Name; Denominations....................7
SECTION 5.    Voting Rights; Dividends and Interest, etc.....................7
SECTION 6.    Remedies upon Default..........................................8
SECTION 7.    Application of Proceeds of Sale...............................10
SECTION 8.    Euro Collateral Agent Appointed Attorney-in-Fact..............10
SECTION 9.    Waivers; Amendment............................................11
SECTION 10.   Securities Act, etc...........................................11
SECTION 11.   Registration, etc.............................................12
SECTION 12.   Security Interest Absolute....................................12
SECTION 13.   Termination; Release..........................................13
SECTION 14.   Notices.......................................................13
SECTION 15.   Further Assurances............................................13
SECTION 16.   Binding Effect; Several Agreement; Assignment.................13
SECTION 17.   Survival of Agreement; Severability...........................14
SECTION 18.   GOVERNING LAW.................................................14
SECTION 19.   Counterparts..................................................14
SECTION 20.   Rules of Interpretation.......................................15
SECTION 21.   Jurisdiction; Consent to Service of Process...................15
SECTION 22.   WAIVER OF JURY TRIAL..........................................15
SECTION 23.   [Reserved]....................................................16
SECTION 24.   Execution of Financing Statements.............................16
SECTION 25.   Certain Definitions...........................................16

                                    SCHEDULES
                                    ---------

Schedule I                               Pledged Securities

                              CEH PLEDGE AGREEMENT
                              --------------------

                  CEH PLEDGE AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement") dated as of February 26, 2003, among CROWN EUROPEAN HOLDINGS SA, a societe anonyme organized under the laws of France ("Pledgor"), and CITICORP TRUSTEE COMPANY LIMITED, as Euro Collateral Agent (in such capacity, and together with any successors in such capacity, the "Euro Collateral Agent") for the Applicable Secured Parties (as hereinafter defined).

                                 R E C I T A L S
                                 - - - - - - - -

                  A.  Contemporaneously  with the execution and delivery of this
Agreement, Crown Cork & Seal Americas Inc, as U.S. borrower (in such capacity, the "U.S. Borrower"), Pledgor, as Euro borrower (in such capacity, the "Euro Borrower"), the subsidiary borrowers named therein, (the "Subsidiary Borrowers", together with the Euro Borrower, the "Non-U.S. Borrowers", together with the U.S. Borrower, the "Borrowers"), Crown Holdings, Inc. ("Crown Holdings"), Cork & Seal Company, Inc. ("CCSC"), Crown International Holdings, Inc. ("Crown International"), the lenders from time to time party thereto (the "Lenders"), Citicorp North America, Inc. ("Citi/SSB"), as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), Citibank International plc, as U.K. administrative agent (in such capacity, together with its successors and assigns in such capacity, the "U.K. Administrative Agent"), Deutsche Bank Securities Inc. ("DBSI"), as syndication agent (in such capacity, together with its successors and assigns in such capacity, the "Syndication Agent"), DBSI and Salomon Smith Barney Inc. ("SSB"), as joint lead arrangers and as joint bookrunners (in such capacities, together with its successors and assigns in such capacities, the "Joint Lead Arrangers") and ABN AMRO Incorporated, as joint bookrunner and ABN AMRO N.V., as documentation agent (in such capacity, together with its successors and assigns in such capacity, the "Documentation Agent") have entered into that certain credit agreement dated as of the date hereof, (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement or one or more successor or replacement facilities whether or not with a different group of agents or lenders and whether or not with different obligors upon the Administrative Agent's acknowledgment of the termination of the predecessor Credit Agreement, pursuant to which the Lenders have agreed to make certain Loans (as defined in the Credit Agreement and hereinafter referred to as the "Loans") and issue certain Letters of Credit (as defined in the Credit Agreement) to or for the account of the Borrowers upon the terms and subject to the conditions set forth in the Credit Agreement.

                  B. Pursuant to the Credit Agreement, Pledgor will guarantee the borrowings of the Subsidiary Borrowers in respect of the Term B Euro Loans and the Revolving Euro Loans (the "Parent Guarantee").

                  C. Contemporaneously with the execution and delivery of this Agreement, certain of the direct and indirect Subsidiaries of Pledgor (together with each other Subsidiary of Pledgor that from time to time after the date hereof guarantee the obligations (as hereinafter defined) of the Non-U.S.

Borrowers under the Credit Agreement and the other Loan Documents, the "Guarantors") will guarantee or become co-obligors under the Obligations of the Non-U.S. Borrowers under the Credit Agreement and the other Loan Documents (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any further guarantees by the Guarantors of the Obligations of the Non-U.S. Borrowers under the Credit Agreement, the "Credit Guarantees").

                  D. It is contemplated that, to the extent permitted by the Credit Agreement, Euro Borrower or any of its subsidiaries may from time to time enter into one or more hedging agreements (collectively, the "Bank Related Hedging Agreements") with any counterparty that was the U.K. Administrative Agent or a Lender or Affiliate thereof or any other Person permitted under the Credit Agreement at the time such Bank Related Hedging Agreement was entered into (individually, a "Bank Related Hedging Exchanger" and, collectively, the "Bank Related Hedging Exchangers") and it is desired that the obligations of Euro Borrower or any of its subsidiaries under such Bank Related Hedging Agreements, including the obligation to make payments in the event of early termination, be secured hereunder to the extent that the Bank Related Hedging Exchanger executes and delivers to the Euro Collateral Agent an acknowledgment to the Euro Intercreditor Agreement (as hereinafter defined) in the form annexed thereto ("Intercreditor Acknowledgment"), agreeing to be bound by the terms thereof at any time prior to the payment in full of the Obligations.

                  E. It is contemplated that, to the extent permitted by the Credit Agreement, Euro Borrower or any of its subsidiaries may from time to time enter into one or more Bank Related Cash Management Agreements (as defined below) with any counterparty that was the Euro Collateral Agent or a Lender or Affiliate thereof or any other Person permitted under the Credit Agreement at the time such Bank Related Cash Management Agreement was entered into (individually, a "Bank Related Cash Management Exchanger" and, collectively, the "Bank Related Cash Management Exchangers") and it is desired that the obligations of Euro Borrower or any of its subsidiaries under such Bank Related Cash Management Agreements, including the obligation to make payments in the event of early termination thereunder, be secured hereunder to the extent that the Bank Related Cash Management Exchanger executes and delivers to the Euro Collateral Agent an Intercreditor Acknowledgment.

                  F. Contemporaneously with the execution and delivery of this Agreement, (i) Pledgor, as issuer (in such capacity, the "Second Priority Issuer") is issuing $1.085 billion aggregate principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011 (the "Second Lien Dollar Notes") and
(euro)285 million aggregate principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011 (the "Second Lien Euro Notes" and, together with the Second Lien Dollar Notes, the "Second Lien Notes", which term shall include (a) any exchange notes which are issued in a registered exchange offer for the Second Lien Notes and (b) any additional Second Lien Notes issued by the Second Priority Issuer after the date hereof under the Second Priority Indenture (as hereinafter defined) to the extent that such issuance is permitted by the Financing Documents, and any exchange notes issued in a registered exchange offer for such additional Second Lien Notes), in each case, under an indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Second Priority Notes Indenture") among Crown Euroco and Wells Fargo Bank Minnesota, National Association, as trustee for the holders of the

Second Lien Notes (in such capacity, together with its successors and assigns in such capacity, the "Second Priority Notes Trustee") and (ii) each of the Guarantors are guaranteeing or becoming co-obligors of the obligations of the Second Priority Issuer under the Second Priority Notes Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any future guarantees or co-issuances by the Guarantors of the Obligations of Crown Euroco under the Indenture, the "Second Priority Notes Guarantees").

                  G. Contemporaneously with the execution and delivery of this Agreement, (i) the Pledgor, as issuer (in such capacity, the "Third Priority Issuer") is issuing $725 million aggregate principal amount of 10 7/8% Third Priority Senior Secured Notes due 2013 (the "Third Lien Notes"), which term shall include (a) any exchange notes which are issued in a registered exchange offer for the Third Lien Notes and (b) any additional Third Lien Notes issued by the Third Priority Issuer after the date hereof under the Third Priority Indenture (as hereinafter defined) to the extent that such issuance is permitted by the Financing Documents, and any exchange notes issued in a registered exchange offer for such additional Third Lien Notes), in each case under an indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Third Priority Notes Indenture") among Crown Euroco and Wells Fargo Bank Minnesota, National Association, as trustee for the holders of the Third Lien Notes (in such capacity, together with its successors and assigns in such capacity, the "Third Priority Notes Trustee") and (ii) each of the Guarantors are guaranteeing or becoming co-obligors of the obligations of the Third Party Issuer under the Third Priority Notes Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any future guarantees or co-issuances by the Guarantors of the Obligations of Crown Euroco under the Indenture, the "Third Priority Notes Guarantees").

                  H. Contemporaneously with the execution of this Agreement, CCSC, Crown Holdings, Euro Collateral Agent, Euro Borrower, certain subsidiaries of Euro Borrower party thereto, the U.K. Administrative Agent, the other parties thereto and any other persons who may from time to time become party thereto have entered into that certain intercreditor agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Euro Intercreditor Agreement").

                  I.  Pledgor  will  receive   substantial   benefits  from  the
execution, delivery and performance of the obligations under the Financing Documents and is, therefore, willing to enter into this Agreement.

                  J. Pledgor is or, as to Collateral (as hereinafter defined) acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

                  K. This Agreement is given by Pledgor in favor of the Euro Collateral Agent for the benefit of, in the case of the Equity Interests Collateral (as defined below), the First Priority Secured Parties, and in the case of the Debt Securities Collateral, the Secured Parties.

                  NOW THEREFORE, in consideration of the foregoing and other benefits accruing Pledgor, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby makes the following representations and warranties to the Euro Collateral Agent for the benefit of the Applicable Secured Parties (and each of their respective successors and assigns), as follows:

     SECTION 1. Pledge. (a) As security for the payment and performance, as the case may be, in full of the First Priority Obligations only, Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Euro Collateral Agent, its successors and assigns, and hereby grants to the Euro Collateral Agent, its successors and assigns, for the ratable benefit of the Bank Secured Parties, a first priority security interest in all of such Pledgor's right, title and interest in, to and under (a) all the shares of capital stock and other Equity Interests owned by it listed on
Schedule I hereto and any shares of capital stock and other Equity Interests of any Subsidiary obtained or formed in the future by such Pledgor to the extent required by the Credit Agreement (collectively, the "Pledged Stock"); provided that the Pledged Stock shall not include directors' qualifying shares, to the extent that applicable law requires that a Subsidiary of the Pledgor issue such qualifying shares; (b) all other property that may be delivered to and held by the Euro Collateral Agent pursuant to the terms hereof; (c) subject to Section 5, all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clause (a) above;
(d) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clause (a), (b) and (c) above; and (e) all proceeds of any and all of the foregoing (all the foregoing, collectively, the "Equity Interests Collateral").

         (b) The following Liens on the Debt Securities Collateral are hereby granted:

               1. As security for the payment and performance, as the case may be, in full of the First Priority Obligations, Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Euro Collateral Agent, its successors and assigns, and hereby grants to the Euro Collateral Agent, its successors and assigns, for the benefit of the First Priority Secured Parties, a first priority security interest in all of Pledgor's right, title and interest in, to and under the Debt Securities Collateral.

               2. As security for the payment and performance, as the case may be, in full of the Second Priority Obligations, Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Euro Collateral Agent, its successors and assigns, and hereby grants to the Euro Collateral Agent, its successors and assigns, for the benefit of the Second Priority Secured Parties, a second priority security interest in all of Pledgor's right, title and interest in, to and under the Debt Securities Collateral.

               3. As security for the payment and performance, as the case may be, in full of the Third Priority Obligations, Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Euro Collateral Agent, its successors and assigns, and hereby grants to the Euro Collateral Agent, its successors and assigns, for the benefit of the Third Priority Secured Parties, a third priority security interest in all of Pledgor's right, title and interest in, to and under the Debt Securities Collateral.

                  Upon delivery to the Euro Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Euro Collateral Agent and by such other instruments and documents as the Euro Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Euro Collateral Agent may reasonably request. Each subsequent delivery of Pledged Securities shall be accompanied by a schedule describing the securities then being pledged hereunder, which schedule shall be attached hereto as a supplement to Schedule I and made a part hereof. Each schedule so delivered shall supplement any prior schedules so delivered.

                  TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Euro Collateral Agent, its successors and assigns, for the benefit of the Applicable Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

                  Notwithstanding any other provision hereof, if any Collateral constitutes Restricted Securities, then such Collateral shall not secure any Obligations constituting Exempted Indebtedness except to the extent that such Obligations constitute Restricted Secured Indebtedness; provided that (i) if any Public Debt is required to be secured by a Lien on such Collateral as a result of the operation of any negative pledge covenant in any indenture, agreement or instrument governing such Public Debt or (ii) the Public Debt ceases to be outstanding or no longer restricts the ability of any Pledgor to pledge Restricted Securities without also securing the Public Debt, then the Obligations secured hereunder shall be equal to the maximum aggregate amount of Obligations outstanding under the Financing Documents. If any Collateral constitutes Restricted Securities any payments or repayments of the Obligations shall not be deemed to be applied against, or to reduce, the amount of Restricted Secured Indebtedness that may be secured hereby.

         SECTION 2. Delivery of the Collateral. (a) Pledgor agrees promptly to deliver or cause to be delivered to the Euro Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

         (b) Pledgor will cause any Indebtedness for borrowed money owed (in excess, individually or in the aggregate of $500,000) to such Pledgor by any

Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Euro Collateral Agent pursuant to the terms hereof.

         SECTION 3. Representations, Warranties and Covenants. Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Euro Collateral Agent that:

         (a) the Pledged Stock represents that percentage as set forth on
Schedule I of the issued and outstanding shares of each class of the capital stock or other Equity Interests of the issuer with respect thereto;

         (b) except for the security interest granted hereunder, such Pledgor
(i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto or as other wise permitted under the Credit Agreement, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Euro Collateral Agent and pledged or assigned hereunder;

         (c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

         (d) no consent of any other Person (including stockholders or creditors of Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

         (e) by virtue of the execution and delivery by the Pledgor of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Euro Collateral Agent in accordance with this Agreement, and subject to the completion of certain post-closing obligations described in Section 5.18(a)(ii) of the Credit Agreement, the Euro Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

         (f) the pledge effected hereby is effective to vest in the Euro Collateral Agent, on behalf of the Applicable Secured Parties, the rights of the Euro Collateral Agent in the Collateral as set forth herein;

         (g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

         (h) all information set forth herein relating to the Pledged Securities is accurate and complete in all material respects as of the date hereof; and

         (i) the pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

         SECTION 4. Registration in Nominee Name; Denominations. The Euro Collateral Agent, on behalf of the Applicable Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Euro Collateral Agent; provided that the Euro Collateral Agent shall not exercise such right without the consent of the Borrowers in the event an Event of Default is not continuing. Pledgor will promptly give to the Euro Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Euro Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

         (i) Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Financing Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Applicable Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Applicable Secured Parties to exercise the same;

         (ii) The Euro Collateral Agent shall execute and deliver to Pledgor, or cause to be executed and delivered to Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below; and

         (iii) Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Financing Documents and applicable laws. All noncash dividends, interest and principal and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Euro Collateral Agent and shall be forthwith delivered to the Euro Collateral Agent in the same form as so received (with any necessary endorsement).

         (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to dividends, interest or principal that Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Euro Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Euro Collateral Agent, shall be segregated from other property or funds of Pledgor and shall be forthwith delivered to the Euro Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Euro Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Euro Collateral Agent in an account to be established by the Euro Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Euro Collateral Agent shall, within five (5) Business Days after all such Events of Default have been cured or waived, repay to Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

         (c) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Euro Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Euro Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise required pursuant to the provisions of the Euro Intercreditor Agreement, the Euro Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights and such permission shall be deemed to have been granted absent notice to the contrary to the Pledgor from the Euro Collateral Agent. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

         SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Euro Collateral Agent may sell or otherwise dispose of the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Euro Collateral Agent shall deem appropriate. The Euro

Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Euro Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waive all rights of redemption, stay, valuation and appraisal Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  The Euro Collateral Agent shall give a Pledgor ten (10) days' prior written notice (which Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Euro Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Euro Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Euro Collateral Agent may (in its sole and absolute discretion) determine. The Euro Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Euro Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Euro Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Euro Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Euro Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Euro Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Euro Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral orally portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

         SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by the Euro Collateral Agent as provided in the Euro Intercreditor Agreement.

                  The Euro Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Euro Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Euro Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Euro Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 8. Euro Collateral Agent Appointed Attorney-in-Fact. Pledgor hereby appoints the Euro Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Euro Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest provided that the Euro Collateral Agent shall only take any action pursuant to such appointment upon the occurrence and during the continuation of an Event of Default. Without limiting the generality of the foregoing, the Euro Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Euro Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Euro Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Euro Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect therefor any property covered thereby. The Euro Collateral Agent and the other Applicable Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         SECTION 9. Waivers; Amendment. (a) No failure or delay of the Euro Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Euro Collateral Agent hereunder and of the other Applicable Secured Parties under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Financing Document or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Euro Collateral Agent (as directed by the Requisite Obligees specified in the Euro Intercreditor Agreement) and the Pledgor with respect to which such waiver, amendment or modification is to apply.

         SECTION 10. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Euro Collateral Agent if the Euro Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Euro Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Pledgor recognizes that in light of such restrictions and limitations the Euro Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Euro Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Euro Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Euro Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 10 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Euro Collateral Agent sells.

         SECTION 11. Registration, etc. Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Euro Collateral Agent desires to sell any of the Pledged Securities of such Pledgor at a public sale, it will, at any time and from time to time, upon the written request of the Euro Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Euro Collateral Agent to permit the public sale of such Pledged Securities. Pledgor further agrees to indemnify, defend and hold harmless the Euro Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Euro Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Euro Collateral Agent or any other Secured Party expressly for use therein. Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Euro Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Pledgor will bear all costs and expenses of carrying out its obligations under this Section 11. Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 11 may be specifically enforced.

         SECTION 12. Security Interest Absolute. All rights of the Euro Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, the Euro Intercreditor Agreement, any other Financing Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Euro Intercreditor Agreement, any other Financing Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

         SECTION 13. Termination; Release. (a) This Agreement and the security interest shall terminate pursuant to an in accordance with the terms of Euro Intercreditor Agreement; provided, however, this Agreement and the security interest shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Pledgor upon the bankruptcy or reorganization of any Pledgor or otherwise.

         (b) In connection with any release of Collateral, release of Pledgor from or termination of this Agreement pursuant to and in accordance with the terms of the Euro Intercreditor Agreement, the Collateral Agent shall execute and deliver to the applicable Pledgor, at such Pledgor's expense, all UCC termination statements and such other documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of such UCC termination statements and other documents pursuant to this
Section 13 shall be without recourse to or warranty by the Euro Collateral
Agent.

         SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement.

         SECTION 15. Further Assurances. Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Euro Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Euro Collateral Agent its rights and remedies hereunder.

         SECTION 16. Binding Effect; Several Agreement; Assignment. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Euro Collateral Agent and a counterpart hereof shall have been executed on behalf of the Euro Collateral Agent, and thereafter shall be binding upon Pledgor and the Euro Collateral Agent and their respective successors and assigns, and shall inure to the benefit of Pledgor, the Euro Collateral Agent and the Applicable Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Financing Documents. This Agreement shall be construed as a separate agreement with respect to Pledgor and may be amended, modified, supplemented, waived or released with respect to Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

         SECTION 17. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the Euro Collateral Agent and the Applicable Secured Parties and shall survive the making by the Lenders of the Loans, and the Lender's issuance of and participations in Letters of Credit, the issuance of the Second Priority Notes and the Third Priority Notes, regardless of any investigation made by the Applicable Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

         (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. It is understood and agreed that this Agreement shall create separate security interests in the Collateral securing the Obligations, as provided in Section 1, and that any determination by any court with jurisdiction that the security interest securing any Obligation or class of Obligations is invalid for any reason shall not in and of itself invalidate the security interest securing any other Obligations hereunder.

         SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 16. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

         SECTION 21. Jurisdiction; Consent to Service of Process. (a) Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement or the other Financing Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court referred to in paragraph (a) of this Section. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Euro Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Pledgor or its properties in the courts of any jurisdiction.

         (b) Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any New York State or Federal court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 22. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 23. [Reserved].

         SECTION 24. Execution of Financing Statements. Pursuant to Section 9-509 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, Pledgor authorizes the Euro Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as the Euro Collateral Agent reasonably determines appropriate to perfect the security interests of the Euro Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         SECTION 25. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such term in the Credit Agreement. For the purposes of this Agreement, the following terms shall have the following meaning:

                  "Additional Second Priority Indebtedness" means unsubordinated indebtedness of Pledgor issued or incurred on or after the date hereof, to the extent permitted to be incurred by the Credit Agreement and each other Financing Document, which indebtedness is secured by a second priority Lien on the Collateral.

                  "Additional Third Priority Indebtedness" means unsubordinated indebtedness of Pledgor issued or incurred on or after the date hereof, to the extent permitted to be incurred by the Credit Agreement and each other Financing Document, which indebtedness is secured by a third priority Lien on the Collateral.

                  "Applicable Secured Parties" means the First Priority Secured Parties only, in the case of Equity Interests Collateral, and the Secured Parties, in the case of Debt Securities Collateral, as the context requires.

                  "Collateral" means the Equity Securities Collateral and the Debt Securities Collateral.

                  "Debt Securities Collateral" shall mean, collectively, (i) all debt securities issued to Pledgor (including, without limitation, those listed opposite the name of Pledgor on Schedule I hereto), (ii) all debt securities, in the future issued to Pledgors and (iii) all promissory notes and any other instruments evidencing such debt securities; (b) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (c) subject to Section 5, all payments of principal or interest, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clause (b) above; (d) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any and all of the foregoing.

                  "Default" shall mean any "Default" under the Credit Agreement as such term is defined in the Credit Agreement, and in respect of Debt Securities Collateral only, after all First Priority Obligations under the Credit Agreement, the other Loan Documents, the Bank Related Hedging Agreements and the Bank Related Cash Management Agreements have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral (as defined in the Credit Agreement) and all Letters of Credit issued in connection with the Credit Agreement have terminated, shall mean any "Default" under the Second Priority Notes Indenture until all Second Priority Obligations have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral and thereafter shall mean any "Default" under the Third Priority Notes Indenture.

                  "Exempted Indebtedness" shall mean any Indebtedness or other obligation which would be considered "Exempted Indebtedness" under (and as defined in) any indenture, agreement or instrument governing or evidencing any Public Debt as such indenture, agreement or instrument is in effect on the date hereto.

                  "Event of Default" shall mean any "Event of Default" under the Credit Agreement as such term is defined in the Credit Agreement, and, in respect of Debt Securities Collateral only, after all First Priority Obligations have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral and all Letters of Credit issued in connection with the Credit Agreement have terminated, shall mean any "Event of Default under the Second Priority Notes Indenture until all Second Priority Obligations under the Second Priority Notes Indenture have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral, and thereafter shall mean any "Event of Default" the Third Priority Notes Indenture.

                  "Financing Documents" means, collectively, (i) in the case of the Equity Interest Collateral, the Loan Documents, the Bank Related Hedging Agreements and the Bank Related Cash Management Agreements and (ii) in the case of the Debt Securities Collateral, the Loan Documents, the Bank Related Hedging Agreements, the Bank Related Cash Management Agreements, the Second Priority Notes Documents, the Third Priority Notes Documents, the Additional Second Priority Indebtedness Documents and the Additional Third Priority Indebtedness Documents.

                  "First Priority Obligations" shall mean, collectively, the following:

         (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of First Priority Obligations of the Pledgor to the Lenders, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Loan Documents and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Loan Documents;

         (ii) to the extent any Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger has executed and delivered to the Euro Collateral Agent an Intercreditor Acknowledgment in accordance with the provisions of the Euro Intercreditor Agreement, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations owing by the Pledgor to the Bank Related Hedging Exchanger party or the Bank Related Cash Management Exchanger party, respectively, whether now existing or hereafter incurred, arising out of or in connection with such Bank Related Hedging Agreement or such Bank Related Cash Management Agreement respectively, and the due performance and compliance by the Pledgor with all the terms, conditions and agreements contained therein;

         (iii) any and all sums advanced by the Euro Collateral Agent pursuant to this Agreement in order to preserve the Collateral or protect its lien and security interest in the Collateral;

         (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Pledgor, after an Event of Default shall have occurred and be continuing, all reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, in connection with such collection of enforcement or of any exercise by the Euro Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and disbursements and court costs; and

         (v) any and all renewals, extensions and modifications of any of the obligations and liabilities referred to in clauses (i) through (iv) above, whether outstanding on the date hereof or extended from time hereafter, inclusive.

                  "First Priority Secured Parties" shall mean each of (a) the Euro Collateral Agent (for its benefit and for the benefit of the Lenders); (b) the U.K Administrative Agent, (c) the Syndication Agent, (d) the Joint Lead Arrangers, (e) the Documentation Agent, (f) the Term B Euro Lenders and the Revolving Euro Lenders, (g) in the event any Bank Related Hedging Obligations are to be secured by this Agreement, the Bank Related Hedging Exchanger party to the relevant Bank Related Hedging Agreement and (h) in the event any Bank Related Cash Management Obligations are to be secured by this Agreement, the Bank Related Cash Management Exchanger party to the relevant Cash Management Agreement.

                  "Obligations" shall mean, collectively, the First Priority Obligations, the Second Priority Obligations and the Third Priority Obligations.

                  "Restricted Secured Indebtedness" shall mean, at any time, the portion of the Obligations constituting Exempted Indebtedness that is equal to the maximum aggregate amount of Exempted Indebtedness that may be secured at such time without causing any Public Debt to be required to be equally and ratably secured, which "Restricted Secured Indebtedness" shall (i) first, secure the Obligations in respect of the First Priority Obligations, (ii) second, secure the Obligations in respect of the Second Priority Obligations and (iii) third, secure the Obligations in respect of the Third Priority Obligations.

                  "Restricted Securities" shall mean any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by CCSC or any Restricted Subsidiary.

                  "Restricted Subsidiary" means any subsidiary of CCSC that would be considered a "Restricted Subsidiary" under (and as defined in) any indenture, agreement or instrument governing or evidencing any Public Debt as such indentures, agreements or instruments are in effect on the date hereof.

                  "Second Priority Notes Documents" means the Second Priority Notes Indenture, the Second Lien Notes, the Second Priority Notes Guarantees and any other document executed by the Second Priority Issuer or any Guarantor in connection with the issuance of the Second Lien Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

                  "Second Priority Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations of Pledgor to the holders of the Second Lien Notes or of Indebtedness issued pursuant to any Additional Second Priority Indebtedness Document, whether now existing or hereafter incurred under, arising out of, or in connection with, the Second Priority Notes Documents or any Additional Second Priority Indebtedness Document and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Second

Priority  Notes  Indenture  or  any  Additional  Second  Priority   Indebtedness
Document.

                  "Secured Parties" means (i) the First Priority Secured Parties and (ii) the Second Priority Trustee (for its benefit and for the benefit of the holders of the Second Lien Notes) and in the event any obligations in respect of any Additional Second Priority Indebtedness are to be secured by this Agreement, the Additional Second Priority Indebtedness Representative in respect of such Additional Second Priority Indebtedness (for its benefit and for the benefit of the holders of such Additional Second Priority Indebtedness) (the foregoing, collectively, the "Second Priority Secured Parties"), and (iii) the Third Priority Trustee (for its benefit and for the benefit of the holders of the Third Lien Notes) and in the event any obligations in respect of any Additional Third Priority Indebtedness are to be secured by this Agreement, the Additional Third Priority Indebtedness Representative in respect of such Additional Third Priority Indebtedness (for its benefit and for the benefit of the holders of such Additional Third Priority Indebtedness) (the foregoing, collectively, the "Third Priority Secured Parties".

                  "Third Priority Notes Documents" means the Third Priority Notes Indenture, the Third Lien Notes, the Third Priority Notes Guarantees and any other document executed by the Third Priority Issuer or any Guarantor in connection with the issuance of the Third Lien Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

                  "Third Priority Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations of Pledgor to the holders of the Third Lien Notes or Indebtedness issued pursuant to any Additional Third Priority Indebtedness Document, whether now existing or hereafter incurred under, arising out of, or in connection with, the Third Priority Notes Documents or any Additional Third Priority Indebtedness Document and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Third Priority Notes Indenture or any Additional Third Priority Indebtedness Document.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                      CROWN EUROPEAN HOLDINGS SA, as Pledgor


                                      By:  /s/ John Davidson
                                           -------------------------------------
                                           Name:  John Davidson
                                           Title:   Attorney

                                      CITICORP TRUSTEE COMPANY LIMITED, as Euro
                                      Collateral Agent


                                      By:  /s/ Mark O'Hare
                                           -------------------------------------
                                           Name:  Mark O'Hare
                                           Title:  Vice President


                                                                                                  Schedule I to the
                                                                                               CEH Pledge Agreement

                                  Pledged Stock


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
         Issuer           Number of Certificate     Registered Owner     Number and Class of       Percentage of
                                                                            Shares/Type of        Shares/Interest
                                                                               Interest                Pledged
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Crown Canada                        1            Crown European                100 units                100%
Investments LLC                                  Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
CCK Deutschland                     1            Crown European                100 units                100%
Investments LLC                                  Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
CCK Investments LLC                 1            Crown European                100 units                100%
                                                 Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
CarnaudMetalbox Asia               N/A           Crown European            73,477,386 shares           85.90%
Limited                                          Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Crown Pakkaus OY                   N/A           Crown European              25,000 shares              100%
                                                 Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
CarnaudMetalbox Senegal            N/A           Crown European              15,118 shares             75.59%
                                                 Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
CarnaudMetalbox SIEM               N/A           Crown European             534,917 shares             84.95%
                                                 Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Societe Malgache                   N/A           Crown European              84,374 shares             99.87%
d'Emballages                                     Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Financiere D'Emballages            N/A           Crown European             217,496 shares               50%
                                                 Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
CarnaudMetalbox Tworziwa           N/A           Crown European             115,227 shares              100%
                                                 Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
CarnaudMetalbox de                 N/A           Crown European              34,000 shares               10%
Portugal Embalagens,                             Holdings SA
S.A.
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Crown Cork Consulting SA           N/A           Crown European                 1 share                 0.10%
                                                 Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
La Artistica de Vigo               N/A           Crown European             126,921 shares               30%
                                                 Holdings SA


                             Pledged Debt Securities


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
         Issuer                   Payee             Principal Amount         Date of Note           Maturity Date
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
CarnaudMetalbox NV           Crown European      $74,740,000                    2/26/03
                               Holdings SA
------------------------- ---------------------- ----------------------- ---------------------- ----------------------






